UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Century Casinos, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on June 11, 2018. The final voting results on each proposal brought before the Annual Meeting are as follows:

Proposal 1: To elect two Class III directors to the Company’s Board of Directors

	For	Against	Abstain	Broker Non-Votes
Dr. Erwin Haitzmann	19,431,017	2,982,991	4,608	2,723,743
Gottfried Schellmann	18,560,026	3,853,982	4,608	2,723,743

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018

For	Against	Abstain
25,120,042	14,869	7,448

Proposal 3: To consider and vote upon an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers

	For	Against	Abstain	Broker Non-Votes
	20,873,292	1,516,911	28,413	2,723,743

v

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: June 12, 2018	By: /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/ Accounting Officer